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                                                                   Exhibit 10(p)

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

                 This Executive Employment Agreement is entered into as of this 1st day of January, 1995 between John P. Reilly (the "Executive") and Figgie International Inc., a Delaware corporation ("Figgie" or "Company"):

                 WHEREAS, Figgie wishes to obtain the services of the Executive; and

                 WHEREAS, the Executive desires to obtain employment with Figgie pursuant to the terms of this Agreement;

                 NOW THEREFORE, in consideration of the mutual promises contained herein and other consideration the receipt and sufficiency of which is hereby acknowledged, the Executive and Figgie agree as follows:

                 1. EMPLOYMENT. As of January 1, 1995, Figgie will employ the Executive as Chief Executive Officer of Figgie and the Executive agrees to be employed by Figgie as Chief Executive Officer of Figgie in accordance with the terms and conditions set forth herein. In accordance with such position, he will have appropriate responsibilities, duties and authorities for the management of the Company and to accomplish the objectives assigned him, responsible only to the Board of Directors of Figgie (the "Board") and its stockholders. The Executive shall be appointed to fill a vacancy on the Board and shall be appointed as a member of its Finance and Executive Committee.

                 2. DUTIES. The Executive will devote his full business time and best efforts to the business of Figgie and its related organizations performing such duties as are customary to his
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position and as may be reasonably requested by the Board.  The Executive will at all times conduct himself in conformity with the policies of Figgie. The Executive shall be assigned realistically obtainable performance targets to be mutually agreed upon each year with the Board.

                 3. COMPENSATION. The Executive shall be entitled to the following compensation for the performance of his duties during the term of this Agreement:

                          a. During the first year of this Agreement, the Executive will be paid a base salary at an annual rate of $500,000.00 in installments which are no less frequent than monthly.

                          b. If the Executive remains an employee of the Figgie until April 30, 1996, he will receive, in lieu of his participation in Figgie's Compensation Plan for Executives for the year 1995, a guaranteed lump sum payment of $250,000.
                 Such guaranteed lump sum payment will be paid on April 30, 1996. The Compensation Committee of the Company's Board of Directors may determine that Executive should be granted additional bonuses hereunder at such times and in such amounts as it shall determine in its sole and absolute discretion.

                          c. During the second year and each subsequent year of this Agreement, the Executive will be paid a base salary determined by the Compensation Committee of the Board of Directors, but not in any such year less than $500,000.00. In addition, the Executive will be awarded





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                 the bonus payable to him with respect to the year under the regular bonus programs of Figgie applicable to senior executives in effect at that time without any guaranteed payments pursuant to such programs.

                 4.       RESTRICTED STOCK AND STOCK OPTIONS.

                          a. Within 30 days after he commences employment with Figgie, the Executive will, pursuant to Figgie's 1993 Restricted Stock Purchase Plan For Employees, be given the right to purchase 30,000 shares of Figgie's Common Stock for One Dollar ($1.00) per share. Such shares shall be Class A Common Stock. Such right to purchase such shares shall expire sixty (60) days after the date the right to purchase the shares is granted. Such shares will be subject in all respects to the terms and provisions of Figgie's 1993 Restricted Stock Purchase Plan For Employees including the restrictions on transfer and the provisions for forfeiture contained in such Plan.

                          b. In addition, the Executive will, within 30 days after he commences employment with Figgie, be issued an option to purchase 500,000 shares of Class A Common Stock of the Company pursuant to Figgie's Key Employees Stock Option Plan ("Stock Option Plan"). Such option shall





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                 have an option price equal to the fair market value of such stock determined under the Stock Option Plan on the date of the issuance of the option and shall be exercisable as follows provided that the Executive is still employed by Figgie on the dates specified:

                =================================================================================================
                                                                          CUMULATIVE NUMBER OF SHARES AS TO
                                          DATE                            WHICH THE OPTION CAN BE EXERCISED
                -------------------------------------------------------------------------------------------------
                        Date of issuance of the Option until 1st                    100,000 Shares
                                anniversary of issuance
                -------------------------------------------------------------------------------------------------
                   1st anniversary of issuance to 2nd anniversary of                200,000 Shares
                                        issuance
                -------------------------------------------------------------------------------------------------
                   2nd anniversary of issuance to 3rd anniversary of                300,000 Shares
                                        issuance
                -------------------------------------------------------------------------------------------------
                   3rd anniversary of issuance to 4th anniversary of                400,000 Shares
                                        issuance
                -------------------------------------------------------------------------------------------------
                   4th anniversary of issuance to 7th anniversary of                500,000 Shares
                                        issuance
                =================================================================================================

                 Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" as defined in the Stock Option Plan, the option shall become immediately exercisable in full and shall remain fully exercisable until the date of expiration of the option.

                          Such option shall be an Incentive Stock Option under
                 the terms of Section 422 of the Internal Revenue Code to the maximum extent allowed by such Section 422 and such part of the option shall be subject to the terms and provisions of the Stock Option Plan applicable to Incentive Stock Options. The remainder of the option shall be a non-qualified stock option and such part of the option shall be subject to the terms and provisions





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         of the Stock Option Plan applicable to non-qualified stock options.
         Figgie reserves the right to issue separate options for the portion of the option which is an Incentive Stock Option and the portion of the option which is a non-qualified stock option.

                          Such option shall expire and shall not thereafter be exercisable upon the earlier to occur of:

                                  (1)   the 7th anniversary of the date of
                          grant of the option;

                                  (2)   In the event of the termination of
                          employment of the Executive for any reason other than death or disability, the end of the third month after the Executive's termination of employment; or

                                  (3)   In the event of the termination of
                          employment of the Executive by reason of death or disability, the end of one year after the Executive's termination of employment.

                 5. BENEFIT PLANS. During the term of this Agreement, the Executive shall be entitled to participate in all employee benefit plans which are maintained or established by Figgie from time to time and which cover Figgie's senior executives provided he satisfies any applicable eligibility requirements therefor. The Executive acknowledges the right of the Company to amend or terminate such plans at any time in the exercise of its discretion. The Executive further acknowledges that the Company may wish to maintain insurance on his life for its benefit and agrees to submit





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to any physical examination which may be required in order to obtain such insurance.

                 6. EXPENSES. The Executive will be reimbursed for all reasonable expenses incurred by him in performing his duties hereunder provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Figgie. The Executive will also be reimbursed by the Company for reasonable legal fees and related costs incurred by him in connection with the preparation and enforcement of this Employment Agreement.

                 7.       TERMINATION OF EMPLOYMENT.

                          a. DEATH; DISABILITY. In the event of the Executive's death or Disability (as hereinafter defined), his employment with the Company shall be deemed terminated for purposes of this Agreement as of the end of the month in which such death or Disability occurs, and all rights, duties and obligations of the parties hereunder shall thereupon cease, except that the Company shall pay a prorata portion of any guaranteed payment or bonus which would have been payable to the Executive under Sections 2(b) and 2(c) hereof, and, in the case of a termination due to Disability, the Executive's obligations under Section 11 shall continue. For purposes of this Section, Disability shall be deemed to have occurred if
                 (a) the Executive shall be unable to perform his duties on an active full-time basis by reason of disability or impairment of health for a period of at





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                 least one hundred eighty (180) consecutive calendar days or
                 (b) the Company shall have received a certificate from a physician reasonably acceptable to both the Company and the Executive (or his representative) to the effect that the Executive is incapable of reasonably performing services under this Agreement in accordance with past practices.

                          b. BY COMPANY FOR GOOD CAUSE. The Executive's employment with the Company may be terminated at the option of and by written notice from the Company if the Board of Directors of the Company shall find Good Cause for termination. For purposes of this Agreement, Good Cause shall mean only (i) the Executive's willful failure to perform his duties under this Agreement within a reasonable period of time after receipt of written notice from the Board of Directors of the Company setting forth in reasonable detail the duties which the Executive has failed to perform and the corrective actions expected of him; (ii) a breach of the Executive's duty of loyalty to the Company, including but not limited to a breach of the Executive's obligations under Sections 10 or 11 below; (iii) indictment for, conviction of, or written confession to a crime against the Company or a crime which otherwise materially adversely affects the Executive's ability to perform his obligations under this Agreement, any business relationships which the Company maintains or the general reputation and good will of the





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                 Company; or (iv) the Executive shall have been found by the
                 Board of Directors of the Company to have been repeatedly and excessively using alcohol, drugs and/or any other intoxicating or controlled substance. Upon any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, (including but not limited to the Company's obligation to pay severance pay under Section 8 hereof), except the Executive's obligations under Section 11 hereof.

                          c. BY COMPANY WITHOUT GOOD CAUSE. The Company may also terminate the Executive's employment at any time by written notice without Good Cause, whereupon all rights, obligations and duties of the parties hereunder shall immediately cease, except that the Company shall pay the Executive the amounts due under Section 8 hereof, and except for the Executive's obligations under Section 11 hereof.

                          d. BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment with the Company upon not less than ninety (90) days advance written notice for "Good Reason," specifying the reasons therefore with particularity. Upon the effective date of any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Executive's obligations under Section 11 hereof and the Company's obligations under Section 8 hereof. For purposes of this Agreement, the Executive will have





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                 "Good Reason" if (i) the Board of Directors of Figgie shall fail to reelect as, or shall remove the Executive from the office of Chief Executive Officer of Figgie, (ii) the Board of Directors of Figgie shall make a significant negative change in the nature or scope of the authorities, powers, functions or duties of the Executive hereunder, (iii) Figgie shall fail to pay when due any compensation provided for in this Agreement and such failure is not corrected within ten days after notice thereof to Figgie by the Executive, or (iv) any pattern of harassment done with the approval of the Board of Directors of Figgie which impedes the Executive in the exercise of his authorities, powers, functions or duties hereunder in the manner in which they would normally be exercised by a chief executive officer.

                          e. BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may terminate his employment with the Company upon not less than ninety (90) days advance written notice but in any event not prior to January 1, 1996. Upon the effective date of any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except for the Executive's obligations under Section 11 hereof. The Company shall not be prohibited from terminating the Executive under Section 7(c) above following receipt of a notice of termination from the Executive under this Section 7(e), subject to its obligations thereunder.





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                 8.       SEVERANCE PAY.  If the Executive's employment is
terminated by the Company pursuant to Section 7(c) or by the Executive pursuant to Section 7(d) above, the Executive shall be entitled to severance pay as follows:

                          a. Severance pay shall be paid in the form of the continuance of the Executive's base salary as in effect prior to the date of notice of termination of employment pursuant to such Section 7(c) or 7(d) for the greater of the following periods:

                                  (1)      the remainder of the term of this
                                           Agreement as set forth in Section 9
                                           hereof; and

                                  (2)      two (2) years.

                          b.      Such severance pay shall be paid in
                 accordance with the Company's normal payroll practices for the payment of base salary to senior executives.

                          c.      Notwithstanding the foregoing to the
                 contrary, severance pay shall cease in the event of the death of the Executive during the period described in paragraph 8(a) above.

         If the Executive's employment is terminated for any of the reasons set forth in Sections 7(a), 7(b) or 7(e) hereof, none of the payments provided in this Section 8 will be made by Figgie.

                 9. TERM. This Agreement will continue in effect from the date hereof until three (3) years thereafter unless sooner terminated under
Section 7 hereof. This Agreement will be automatically extended for successive one (1) year periods unless





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at least sixty (60) days prior to January 1, 1998 or any successive January 1, the Company or the Executive gives written notice to the other of its or his desire that the Agreement expire on such January 1.

                 10.      NON-COMPETITION.

                          a. RESTRICTIONS. As consideration for the compensation and benefits to be provided to the Executive under this Agreement, and as an additional incentive for Figgie to enter into this Agreement, the Executive will not during the term of this Agreement directly or indirectly, for himself or for others, in any state of the United States or in any foreign country where Figgie or any of its Affiliates (as defined below) is then conducting the Business (as defined below) or has, during the previous twelve (12) months, conducted the Business:

                                  (1)      engage in the Business;

                                  (2)      render advice, consultation, or
                          services to or otherwise assist any other person or entity who competes, directly or indirectly, with Figgie or any of its Affiliates;

                                  (3)      transact any business in any manner
                          pertaining to suppliers or customers of Figgie or any of its Affiliates which, in any manner, would have, or is likely to have, an adverse effect upon the conduct of the Business of Figgie or any of its Affiliates; or





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                                  (4)      induce any employee, agent or
                          representative of Figgie or any of its Affiliates to terminate his or her employment with Figgie or such Affiliate.

                          b.      DEFINITIONS.  For the purposes of this
                 Section 10, the "Business" will mean the business activities of whatever nature of Figgie and its Affiliates carried on within a 100 mile radius of any facility or office operated or maintained by Figgie or any of its Affiliates. The term "Affiliates" shall mean any entity controlling, controlled by or under common control with Figgie, including, but not limited to, Figgie divisions and subsidiaries.

                          c. REASONABLENESS; ENFORCEMENT. The Executive understands that the foregoing restrictions may limit his ability to engage in certain business pursuits during the period provided for above, but acknowledges that he will receive sufficiently higher remuneration and other benefits from Figgie hereunder than he would otherwise receive to justify such restriction. The Executive acknowledges that he understands the effect of the provisions of this Section 10, that he has had reasonable time to consider the effect of these provisions, and that he was encouraged to and had an opportunity to consult an attorney with respect to these provisions. Figgie and the Executive consider the restrictions contained in this Section 10 to be reasonable and necessary. Nevertheless,





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                 if any aspect of these restrictions is found to be
                 unreasonable or otherwise unenforceable by a Court of competent jurisdiction, the parties intend for such restrictions to be modified by such Court so as to be reasonable and enforceable and, as so modified by the Court, to be fully enforced. In the event of a breach or threatened breach of this Section 10 by the Executive, Figgie will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions hereof and Figgie will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

                 11.      CONFIDENTIAL INFORMATION.

                          a.      PROHIBITION ON DISCLOSURE OR USE OF
                 CONFIDENTIAL INFORMATION. The Executive will at all times keep and maintain Confidential Information (as defined below) confidential and will not, at any time, either during or subsequent to his employment with Figgie, either directly or indirectly, use any Confidential Information for his own benefit, or otherwise divulge, disclose, or communicate any Confidential Information to any person or entity in any manner whatsoever, other than employees or agents of Figgie or its Affiliates who have a need to know such information, and then only to the extent necessary to perform their responsibilities on behalf of Figgie or its Affiliates.





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                          b.      DEFINITION OF CONFIDENTIAL INFORMATION.
                 "Confidential Information" will mean any and all information (excluding information in the public domain) relating to the Business, including, without limitation, all patents and patent applications; copyrights (whether registered or to be registered in the United States or elsewhere) which are applied for, issued to or owned by Figgie or any of its Affiliates; inventions; trade secrets; computer programs, engineering and technical data, drawings or designs; manufacturing techniques; information concerning pricing and pricing policies; marketing techniques; suppliers; methods and manner of operations; and information relating to the identity and location of all past, present and prospective customers.

                          c. ENFORCEMENT. The Executive's obligations contained in this Section 11 are of a special and unique character which gives them a peculiar value to Figgie. The parties recognize that Figgie cannot be reasonably or adequately compensated in damages alone in an action at law should the Executive breach such obligations. The Executive therefore expressly agrees that, in addition to any other rights or remedies which Figgie may possess, it will be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions, without bond or other security, in the event of any actual or threatened breach of such obligations by the Executive, in order to enforce this Section 11.





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                 12.      RESIDENCE.  The Executive hereby agrees that, within
180 days of the commencement of his employment with Figgie, he and his spouse will establish a permanent residence in the greater Cleveland metropolitan area and will maintain such a permanent residence for the duration of this Agreement unless otherwise agreed by the Board of Directors; such residence shall be in addition to and not in replacement of his current residence at Lake Forest, Illinois.

                 13. SUCCESSORS. This Agreement is personal to the Executive and will not be assignable by him without the prior written consent of Figgie. Any amounts payable after the death of the Executive shall be paid to his spouse if then living and otherwise to the executor or administrator of his estate. This Agreement will inure to the benefit of and be binding upon Figgie, its Affiliates and their successors and assigns.

                 14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. Any action brought to enforce this Agreement or to seek relief based upon any provision of it will be brought in a court of competent jurisdiction in the State of Ohio.

                 15. MERGER. This Agreement supersedes any and all prior agreements, whether written or oral, with respect to the Executive's employment by Figgie or any of its Affiliates and contains all of the promises, representations, warranties and agreements between the parties with respect to such employment.





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                 16.      MODIFICATION.  This Agreement may not be amended or
modified otherwise than by a written agreement executed by the parties or their respective successors.

                 17. NOTICES. All notices or other communications hereunder will be writing and will be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the following:

                 If to the Executive:

                                  John P. Reilly
                                  644 Spruce Lane
                                  Lake Forest, Illinois  60045


                 If to Figgie:

                                  Figgie International Inc.
                                  4420 Sherwin Road
                                  Willoughby, Ohio 44094
                                  Attn:  Senior Vice-President International,
                                  General Counsel and Secretary

Any party may from time to time change its address for purposes of this Agreement by giving notice of such change to the other party, but no such change will be deemed effective until actually received by the party to whom it is directed. Notice and communications under this Agreement will be effective when actually received by the party to whom they are directed.





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                 IN WITNESS WHEREOF, this Agreement is executed by John P.
Reilly and the duly authorized officer of Figgie International Inc. as of the 1st day of January, 1995.

                                                  THE EXECUTIVE:


                                                  ______________________________
                                                  John P. Reilly


                                                  FIGGIE INTERNATIONAL INC.


                                                  By:___________________________

                                                  Title:________________________





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